UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2006

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 30, 2006, Hercules Offshore, Inc. (the “Company”) completed the renewal of all of its key insurance policies, except for the Company’s directors and officers liability policy, which does not expire until November 1, 2006. The Company maintains insurance coverage that includes coverage for physical damage, third party liability, maritime employers liability, general liability, vessel pollution and other coverages. The Company’s primary marine package provides for hull and machinery coverage for its drilling rigs and liftboats up to a scheduled value for each asset. Under the renewed policies, the maximum coverage for these assets was increased to $580.0 million; however, coverage for U.S. Gulf of Mexico named windstorm damage is now subject to an annual aggregate limit on liability of $75.0 million. The policies are subject to deductibles and other conditions. Under the new coverage, deductibles for non-U.S. Gulf of Mexico named windstorm events are $1.5 million per occurrence for drilling rigs, and from $250,000 to $1,000,000 per occurrence for liftboats, depending on the insured value of the particular vessel. The deductibles for drilling rigs in a U.S. Gulf of Mexico named windstorm event are $1.5 million per rig for each occurrence plus an additional $5.0 million for each U.S. Gulf of Mexico named windstorm. The Company’s maritime employers liability policy was renewed for an 18 month term on terms substantially similar to the terms of the previous policy, and the renewed policy retains the previous deductible level of $25,000 per occurrence.

Overall, the Company’s insurance premiums and fees for coverage of the Company’s operations, assets and personnel base (as the same existed at June 30, 2006) increased from approximately $9.5 million (on an annualized basis) in 2005 to $23.9 million under the renewed coverages. Higher premium costs reflect the damage sustained by the oil and natural gas industry, including the Company, from Hurricanes Ivan, Katrina and Rita. In addition, the Company’s premiums were also affected by the large increase in the insured values of Rig 16, Rig 26 and Rig 31, which the Company acquired since its last insurance renewal and has substantially upgraded.

The Company has obtained financing from the insurance underwriters for 75% of the premium over nine months at an interest rate of 5.75% per annum. The Company will incur total interest cost of approximately $435,000 under this arrangement. The Company reduced its total premium by $480,000, and thus the interest cost, by paying the premium for the rig package immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: July 12, 2006	By:	/s/ James W. Noe
James W. Noe
Vice President, General Counsel and Secretary

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